Exhibit 10.19

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.

Triple asterisks denote omissions.

AMENDMENT

THIS SECOND AMENDMENT (the “Second Amendment”) entered into on the date of last signature to this Amendment by and between MacroGenics, Inc. a Delaware corporation having a place of business at 9640 Medical Center Drive, Rockville, MD 20850 (“MacroGenics”) and Green Cross Corp., having a business office at 303 Bojeong-Dong, Giheung-Gu, Yongin, 446-770, Korea (hereinafter “Green Cross”).

WHEREAS, Green Cross and MacroGenics executed a Collaboration Agreement on June 30, 2010 (the “Agreement”) and which the parties subsequently amended effective September 13, 2010 (the amendment hereinafter referred to as the “First Amendment”);

WHEREAS, the parties wish to amend the Agreement for the purpose of reallocating certain costs for which Green Cross is responsible to MacroGenics;

WHEREAS, the cumulative Development Costs estimated to be incurred by Green Cross as of October 31, 2012 are ***

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to the following terms and conditions:

1. Section 3.4(a) is hereby deleted and replaced with the following text:

Phase I Clinical Development Plan. Green Cross shall be responsible for all Development Costs incurred by Green Cross in connection with the conduct of the Phase I Clinical Development Plan, including, without limitation, *** (iii); provided however that such Development Cost incurred by Green Cross shall not exceed *** (hereinafter referred to as the “CAP Amount”). MacroGenics shall be responsible for all Development Costs incurred by MacroGenics in connection with the conduct of the Phase I Clinical Development Plan, including without limitation, Third Party costs for CRO-related activities for the Phase I Clinical Trial outside of the Territory, except as follows:

2. Section 3.4(a)(iii) is hereby deleted and replaced with the following text:

Laboratory Testing. Unless the Development Cost incurred by Green Cross shall exceed the CAP Amount, each Calendar Quarter, Green Cross shall reimburse MacroGenics for that percentage of the total laboratory testing costs incurred by the MacroGenics during such Calendar Quarter that is equal to the percentage of all patients participating in the Phase I Clinical Trial during such Calendar Quarter that were derived from sites located in the Territory. MacroGenics will invoice Green Cross at the end of the applicable Calendar Quarter for the amounts due hereunder, and all such amounts shall be paid to MacroGenics by Green Cross in US Dollars not later than *** following the receipt of the applicable invoice. In the event that the Development Costs incurred by Green Cross shall exceed the CAP Amount, MacroGenics will discontinue invoicing Green Cross for the cost of conducting laboratory testing in the Phase I Clinical Trial that are derived from sites located in the Territory.

3. The following text is incorporated into the Agreement as new Section 3.4(a)(vii):

In the event that the Development Cost incurred by Green Cross shall exceed the CAP Amount, MacroGenics shall reimburse Green Cross for all eligible Development Costs spent beyond the CAP Amount by Green Cross to conduct the Phase I Clinical Development Plan in the Territory including, without limitation, the per patient subject fee and associated overhead actually paid to ***

4. The following text is incorporated into the Agreement as new Section 3.4(c):

Payments by MacroGenics. Green Cross will invoice MacroGenics at the end of each applicable Calendar Quarter for all amounts due under this Section 3.4. Each invoice will be accompanied by the invoices for the actual out-of-pocket amounts paid to Third Parties for which Green Cross is seeking reimbursement. MacroGenics shall pay each invoice submitted for payment under this Section 3.4 which is

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

properly submitted and accompanied by the required documentation in US Dollars not later than *** following receipt of such invoice and documentation. Green Cross will notify MacroGenics (i) the approximate amount of any Phase 1 Clinical Development Plan costs beyond the CAP Amount before incurring such costs; (ii) the approximate amount of any additional Phase 1 Clinical Development Plan costs which represent significant deviations from the historical costs up to the CAP Amount as described in Section 3.4(a) immediately after recognition of incurring such costs; or (iii) ***

5. The address “1500 East Gude Drive, Rockville, MD 20850” in Section 17.5 is hereby deleted and replaced with the address “9640 Medical Center Drive, Rockville, MD 20850”.

This Second Amendment, the Agreement and the First Amendment constitute the entire agreement of the parties and supersede any and all prior agreements, written or oral, between Green Cross and MacroGenics relating to the subject matter of this Amendment and the Agreement and neither may be amended unless agreed to in writing by both parties.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Second Amendment to be executed by their respective duly authorized representative.

	MacroGenics, Inc.		Green Cross Corporation

	/s/ Scott Koenig		/s/ B. G Rhee
Name:	Scott Koenig	Name:	B. G Rhee

Title:	CEO	Title:	President

Date:	December 13, 2013	Date:	December 3, 2013

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.